Exhibit 4.1(a)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of August 18, 2020 by and among Hecla Mining Company, a Delaware corporation (the “Company”), as sponsor of the Hecla Mining Company Retirement Plan (the “Retirement Plan”), Hecla Limited, a Delaware corporation (“Hecla Limited”), as sponsor of the Lucky Friday Pension Plan (“LF Plan” and, together with the Retirement Plan, the “Plans”), the Hecla Mining Company Retirement Committee (the “Retirement Committee”), as the named fiduciary of the Retirement Plan, the Hecla Mining Company Pension Committee (the “Pension Committee” and, together with the Retirement Committee, the “Committees”), as the named fiduciary of the LF Plan, and U.S. Bank National Association, as trustee of the Trusts (as defined below).

RECITALS

WHEREAS, the Trust Agreement dated January 12, 1981, as amended, between the Company, as grantor, and the Trustee, as successor trustee, governs a trust which holds Retirement Plan assets (the “Retirement Trust”);

WHEREAS, the Trust Agreement dated December 26, 1989, as amended, between the Company, as grantor, and the Trustee, as successor trustee, governs a trust which holds LF Plan assets (the “LF Trust” and, together with the Retirement Trust, the “Trusts”);

WHEREAS, each of the Retirement Committee and the Pension Committee is the “named fiduciary” with respect to the Retirement Plan and Pension Plan, respectively, within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”);

WHEREAS, concurrently with the execution of this Agreement, the Company and the Retirement Committee have executed that certain contribution agreement, dated as of the date hereof (the “Retirement Contribution Agreement”), under which the Company agrees to contribute up to 1,653,160 shares of common stock of the Company (the “Retirement Shares”) to the Retirement Trust (the “Retirement Contribution”);

WHEREAS, concurrently with the execution of this Agreement, the Company, Hecla Limited, and the Pension Committee have executed that certain contribution agreement, dated as of the date hereof (the “LF Contribution Agreement” and, together with the Retirement Contribution Agreement, the “Contribution Agreements”), under which the Company agrees to contribute up to 405,186 shares of common stock of the Company (the “LF Shares” and, together with the LF Shares, the “Securities”) to the LF Trust (the “LF Contribution” and, together with the Retirement Contribution, the “Contributions”);

WHEREAS, the Company has agreed to grant certain registration rights with respect to the Securities, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Committees have executed direction letters, dated as of the date hereof, which directs the Trustee to sign this Agreement and honor this Agreement’s terms with respect to each Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties hereto hereby agree as follows:

Section 1. Registration; Compliance With the Securities Act.

1.1 Registration Procedures and Expenses. The Company hereby agrees that it shall:

(a) prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable after the date of the Company’s initial issuance of Securities to a Trust pursuant to one of the Contribution Agreements, but in no event more than 120 days after such date, a shelf registration statement on Form S-3 covering the Securities (such registration statement and any successor registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), shall be hereinafter referred to as the “Registration Statement”), to enable the appropriate Committee, with respect to each Trust, to direct the Trustee to sell the Securities from time to time in the manner contemplated by the plan of distribution set forth in any prospectus that is part of the Registration Statement, as amended by any prospectus supplement or post-effective amendment thereto, and use its reasonable commercial efforts to cause such Registration Statement to be declared effective as promptly as reasonably possible after filing and to remain continuously effective until the earliest of (i) the date on which all Securities have been sold, and (ii) the fifth anniversary of the Contribution Agreements (the “Registration Period”); provided, however, that it shall not be required to file such Registration Statement or cause such Registration Statement to be declared effective during the pendency of any suspension period pursuant to Sections 1.2(c) or (d) below;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, or if no such filing is required, as included in the Registration Statement (the “Prospectus”), as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period; provided, however, that it shall not be required to file any such amendment or prospectus supplement during the pendency of any suspension period pursuant to Sections 1.2(c) or (d) below;

(c) with respect to each Trust, furnish the Committees and the Trustee with such reasonable number of copies of the Prospectus in conformity with the requirements of the Securities Act, and such other documents as the Committees may direct the Trustee to request, in order to facilitate the public sale or other disposition of all or any of the Securities held by such Trust by the Trustee, as directed by the appropriate Committee;

(d) use its reasonable commercial efforts to file documents required of the Company for normal blue sky clearance in such states as the Committees shall reasonably designate in writing; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(e) bear all expenses in connection with the actions contemplated by paragraphs (a) through (d) of this Section 1.1 and the registration of the Securities pursuant to the Registration Statement.

With respect to each Trust, the Committees shall provide such reasonable assistance to the Company and furnish, or cause to be furnished, to the Company in writing such information regarding the Securities to be sold and the intended method or methods of disposition of the Securities, as shall be required to effect the registration of the Securities and as may be required from time to time under the Securities Act and the rules and regulations thereunder. As directed by the appropriate Committee, with respect to each Trust, the Trustee will provide the Company with specific information from the Trustee’s ordinary books and records about the Securities or the Trust.

1.2 Transfer of Securities After Registration; Suspension.

(a) With respect to each Trust, the appropriate Committee agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Securities that would constitute a sale within the meaning of the Securities Act except pursuant to either (i) the Registration Statement referred to in Section 1.1, (ii) Rule 144 under the Securities Act or any successor rule thereto (as such rule may be amended from time to time, “Rule 144”), or (iii) pursuant to an applicable exemption from registration under applicable federal and state securities laws and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Trustee or the intended plan of distribution of the Securities to the extent required by applicable securities laws.

(b) The Committees and the Company agree that the Securities held by each Trust may be sold in one or more privately-negotiated block trades.

(c) In addition to any suspension rights under paragraph (d) below, the Company may, upon the happening of any event that, in the judgment of the Company’s legal counsel, renders advisable the suspension of the disposition of Securities covered by the Registration Statement or use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend the disposition of Securities covered by the Registration Statement or use of the Prospectus for a period of not more than ninety (90) days on written notice to the Committees (which notice will not disclose the content of any material non-public information) and will indicate the date of the beginning and end of the intended suspension, if known), in which case the Committees, upon receipt of such written notice, shall discontinue (or cause the Trust to discontinue) disposition of Securities covered by the Registration Statement or use of the Prospectus until copies of a supplemented or amended Prospectus are distributed to the Committees or until the Committees are advised in writing by the Company that the disposition of Securities covered by the Registration Statement or use of the applicable Prospectus may be resumed; provided, that such right to suspend the disposition of Securities covered by the Registration Statement or use of the Prospectus shall not be exercised by the Company for more than one hundred twenty (120) days in any twelve-month period. The suspension and notice thereof described in this Section 1.2(c) shall be held in confidence and not disclosed by the Committees, except as required by law.

(d) Subject to paragraph (e) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose; or (iv) any event or circumstance that necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Committees (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), and upon receipt of such Suspension Notice, the Committees will refrain (or cause the Trust to refrain) from selling any Securities pursuant to the

Registration Statement (a “Suspension”) until the Committees’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until they are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable commercial efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Committees. The Suspension and Suspension Notice described in this Section 1.2(d) shall be held in confidence and not disclosed by the Committees, except as required by law.

(e) The Committees may sell Securities under the Registration Statement provided that neither a Suspension nor a suspended disposition under Section 1.2(c) hereof is then in effect, the Committees sell in accordance with the plan of distribution in the Prospectus, and the Committees arrange for delivery of a current Prospectus to any transferee receiving such Securities in compliance with the Prospectus delivery requirements of the Securities Act.

1.3 Indemnification. For the purpose of this Section 1.3, the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Committees and the Trustee (including, for purposes of this Section 1.3, the officers, directors, employees and agents of the Trustee and individual members of the Committees), and each person, if any, who controls the Trustee or the Committees within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages, liabilities or expenses, joint or several, to which the Committees, the Trustee or such controlling person may become subject under the Securities Act, the Exchange Act, state securities law, federal income tax law, ERISA, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed), only to the extent such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the Company’s breach of any representation or warranty hereunder, (ii) any failure on the part of the Company to comply with the covenants and agreements contained in this Agreement, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Committees and the Trustee and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Committees, the Trustee or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) any untrue statement about the Trustee made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus which untrue statement was transcribed from information that the Trustee furnished in writing to the Company or (B) (with respect to expenses incurred by the Committees) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Committees before the pertinent sale or sales by the Committees. The indemnification, hold-harmless, and release rights in favor of the Trustee set forth herein are in addition to any indemnification, hold-harmless, and release rights set forth elsewhere.

(b) Indemnification Procedure.

(i) Promptly after receipt by an indemnified party under this Section 1.3 of written notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing of the claim; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under the indemnity agreement contained in this Section 1.3 or otherwise, to the extent it is not prejudiced as a result of such failure.

(ii) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party or other indemnified parties that are different from such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

1) The indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by such indemnifying party representing all of the indemnified parties who are parties to such action); or

2) The indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action.

In each such case, the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(c) Contribution. If the indemnification provided for in this Section 1.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.3(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.3(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.3(c), in no event shall the Trustee be required to contribute any amount in excess of the aggregate fees received by the Trustee pursuant to the Trust Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(d) Surviving Obligations. The obligation of the Company under this Section 1.3 shall survive the completion of the disposition of the Securities under this Section 1.

1.4 Rule 144 Information. For such period as either Trust or Plan holds any Securities received pursuant to the Contributions, the Company shall file all reports required to be filed by it under the Securities Act, the Exchange Act and the rules and regulations thereunder and shall take such further action to the extent required to enable the Trustee, as directed by the Committee, to sell the Securities pursuant to Rule 144.

1.5 Rights of the Trust. All of the rights and benefits conferred on the Committees and Trustee pursuant to this Agreement (other than the right to indemnification provided in Section 1.3) are intended to inure to the benefit of the Trusts.

Section 2. Miscellaneous.

2.1 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Idaho, irrespective of the choice of laws principles of the State of Idaho, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

2.2 Force Majeure. No party will have any liability for damages or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communication or other carriers, or any other cause beyond a party’s reasonable control (other than that which arises from the gross negligence or willful misconduct of such party), whether or not similar to the foregoing, that prevent such party from materially performing its obligation hereunder.

2.3 Entire Agreement; Modification; Waivers. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to the matters discussed herein. This Agreement may not be altered, modified or amended except by a written instrument signed by all parties. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

2.4 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

2.5 Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Company, the Committees or the Trustee at the addresses set forth below (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other reputable national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

If to the Company:

Hecla Mining Company

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attn: David Sienko

If to the Retirement Committee:

Hecla Mining Company Retirement Committee

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attn: Michael Clary

If to the Pension Committee:

Hecla Mining Company Pension Committee

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attn: Michael Clary

If to the Trustee:

U.S. Bank National Association

c/o Ryan Maxey, Vice President and Relationship Manager

555 SW Oak St, 6th Fl

PD-OR-P6TD

Portland, OR 97204

2.6 Title and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

2.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Committees and the Trustee and their respective successors and permitted assigns. None of the rights or obligations under this Agreement shall be assigned by the Trustee without the prior written consent of the Company and the Trust in their sole discretion.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Agreement on the date first written above.

HECLA MINING COMPANY

By:	/s/ David C. Sienko

Name:	David C. Sienko

Title:	Vice President and General Counsel

HECLA LIMITED

By: /s/ Lindsay Hall
Name: Lindsay Hall
Title: Vice President

HECLA MINING COMPANY RETIREMENT COMMITTEE

By: /s/ Phillips S. Baker, Jr.
Name: Phillips S. Baker, Jr. Chair

HECLA MINING COMPANY PENSION COMMITTEE

By: /s/ Phillips S. Baker, Jr.
Name: Phillips S. Baker, Jr. Chair

ACKNOWLEDGED BY: U.S. BANK NATIONAL ASSOCIATION, as Trustee of the Trust

By: /s/ Ryan Maxey
Name: Ryan Maxey
Title: Vice President

ACKNOWLEDGED BY: Dale Stevens, Independent Fiduciary

By: /s/ Dale Stevens
Name: Dale Stevens, Independent Fiduciary

Signature Page to Registration Rights Agreement